As filed with the Securities and Exchange Commission on May 9, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DELEK US HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	35-2581557
(State of incorporation)	(I.R.S. Employer Identification No.)

310 Seven Springs Way, Suite 500 Brentwood, Tennessee	37027
(Address of Principal Executive Offices)	(Zip Code)

Delek US Holdings, Inc. 2016 Long-Term Incentive Plan

(Full title of the plan)

Denise McWatters

Executive Vice President, General Counsel

and Corporate Secretary

Delek US Holdings, Inc.

310 Seven Springs Way, Suite 500

Brentwood, Tennessee 37027

(Name and address of agent for service)

(615) 771-6701

(Telephone number, including area code, of agent for service)

Copies to:

Stephen C. Hinton

Bradley Arant Boult Cummings LLP

1600 Division Street, Suite 700

Nashville, Tennessee 37203

(615) 244-2582

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

EXPLANATORY NOTE

The Company previously filed with the Securities and Exchange Commission (the “SEC”) (A) a Registration Statement on Form S-8 on July 10, 2017 (Registration No. 333-219209) (the “Initial Registration Statement”) registering an aggregate of 7,592,221 shares of Common Stock comprised of (i) 3,331,055 shares of Common Stock that may be issued pursuant to outstanding equity awards and future equity awards to eligible participants under the 2016 Plan; (ii) 2,667,378 shares of Common Stock that may be issued pursuant to outstanding equity awards under the Delek US Holdings, Inc. 2006 Long-Term Incentive Plan; and (iii) 1,593,788 shares of Common Stock that may be issued pursuant to outstanding equity awards and future equity awards to eligible participants under the Alon USA Energy, Inc. Second Amended and Restated 2005 Incentive Compensation Plan, (B) a Registration Statement on Form S-8 on May 31, 2018 (Registration No. 333-225332) (the “First Amendment Registration Statement”) adding 4,500,000 shares of Common Stock to the number of shares of Common Stock available for issuance under the 2016 Plan, (C) a Registration Statement on Form S-8 on June 5, 2020 (Registration No. 333-238946) (the “Second Amendment Registration Statement”) adding 2,120,000 shares of Common Stock to the number of shares of Common Stock available for issuance under the 2016 Plan, (D) a Registration Statement on Form S-8 on June 10, 2021 (Registration No. 333-256954) (the “Third Amendment Registration Statement”) adding 3,215,000 shares of Common Stock to the number of shares of Common Stock available for issuance under the 2016 Plan and (E) a Registration Statement on Form S-8 on December 9, 2022 (Registration No. 333-268725) (the “Fourth Amendment Registration Statement,” and together with the Initial Registration Statement, the First Amendment Registration Statement, the Second Amendment Registration Statement and the Third Amendment Registration Statement, the “Prior Registration Statement”) adding 760,000 shares of Common Stock to the number of shares of Common Stock available for issuance under the 2016 Plan.

On May 3, 2023, the Company’s stockholders approved an amendment to the 2016 Plan that increased the number of shares of Common Stock available for issuance under the 2016 Plan by 2,015,000 shares. This Registration Statement is being filed to register these additional 2,015,000 shares of Common Stock.

Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement, including each of the documents filed with the SEC and incorporated (or deemed to be incorporated) by reference therein, and each of the documents filed as exhibits thereto, are incorporated by reference herein except as otherwise updated or modified by this filing. All exhibits required by General Instruction E to Form S-8 are filed as exhibits hereto.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

We incorporate by reference in this Registration Statement the documents listed below, excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

•	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 1, 2023 (“Annual Report”);

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023 filed with the SEC on May 9, 2023;

•	all other reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2022; and

•

the disclosures set forth under the caption “Description of Delek Capital Stock” in the Company’s Registration Statement on Form S-4 (File No.  333-222014), first filed with the SEC on December  13, 2017, as amended on January 4, 2018, and any other amendment or report filed for the purpose of updating such description, including the Description of Common Stock set forth in Exhibit 4.3 to the Annual Report.

In addition, any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference in or deemed to be part of this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement. Any statement contained in a document that is deemed to be incorporated by reference or deemed to be part of this Registration Statement after the most recent effective date may modify or replace existing statements contained in this Registration Statement. Any such statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part of this Registration Statement.

Item 8. Exhibits

Exhibit No.	Description of Exhibit

5.1 *	Opinion of Bradley Arant Boult Cummings LLP as to the validity of the securities being registered.

10.1	Delek US Holdings, Inc. 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 filed on June 1, 2016).

10.2	First Amendment to the Delek US Holdings, Inc. 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-8 filed on May 31, 2018).

10.3	Second Amendment to the Delek US Holdings, Inc. 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on May 8, 2020).

10.4	Third Amendment to the Delek US Holdings, Inc. 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-8 filed on June 9, 2021).

10.5	Fourth Amendment to the Delek US Holdings, Inc. 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 5, 2022).

10.6	Fifth Amendment to the Delek US Holdings, Inc. 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 8, 2023.

23.1 *	Consent of Ernst & Young LLP, independent registered public accounting firm.

23.2	Consent of Counsel (included in Exhibit 5.1).

24.1	Power of Attorney (contained on the signature page hereto).

107	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Brentwood, State of Tennessee, on May 9, 2023.

DELEK US HOLDINGS, INC.
By:	/s/ Reuven Spiegel
Name:	Reuven Spiegel
Title:	Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Avigal Soreq and Reuven Spiegel, and each of them, his or her true and lawful attorneys-in-fact and agents with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 with any completions, additions, deletions or other changes that Messrs. Soreq and Spiegel shall deem necessary, appropriate or advisable, to sign any or all amendments to this Registration Statement on Form S-8, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all his or her said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ezra Uzi Yemin	Executive Chairman and Director	April 27, 2023
Ezra Uzi Yemin

/s/ Avigal Soreq	President, Chief Executive Officer and Director	May 3, 2023
Avigal Soreq	(Principal Executive Officer)

/s/ Reuven Spiegel	Executive Vice President and Chief Financial Officer	April 27, 2023
Reuven Spiegel	(Principal Financial Officer)

/s/ Robert Wright	Senior Vice President and Chief Accounting Officer	April 27, 2023
Robert Wright	(Principal Accounting Officer)

/s/ William J. Finnerty	Director	April 28, 2023
William J. Finnerty

/s/ Richard J. Marcogliese	Director	April 27, 2023
Richard J. Marcogliese

/s/ Leonardo Moreno	Director	April 28, 2023
Leonardo Moreno

/s/ Gary M. Sullivan, Jr.	Director	April 27, 2023
Gary M. Sullivan, Jr.

/s/ Vicky Sutil	Director	April 27, 2023
Vicky Sutil

/s/ Laurie Z. Tolson	Director	April 27, 2022
Laurie Z. Tolson

/s/ Shlomo Zohar	Director	April 27, 2023
Shlomo Zohar